Exhibit 10.39

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended

Director Deferred Stock Unit Agreement

Cover Sheet

This Agreement evidences the grant by Red Hat, Inc., a Delaware corporation (the “Company”), on the date set forth below (the “Grant Date”) to the person named below (the “Director” or “Participant”) of a Deferred Stock Unit Award (the “Award”) of the number of deferred stock units listed below (the “Deferred Stock Units”). Each unit ultimately earned represents the right to receive one share of the Company’s common stock, $.0001 par value per share (“Common Stock”). This Award is subject to the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”) and in the Agreement, consisting of this Cover Sheet, the attached Exhibit A and Appendix A thereto.

Director Name:	<PARTICIPANT NAME>

Grant Date:	<GRANT DATE>

Number of Deferred Stock Units:	<Number of shares>

Elected Payment Date:	Per prior-year election form.
Note: Payment will be made, in any event, upon termination of service as a director or upon certain other events, as set forth in the Agreement.

RED HAT, INC.
1801 Varsity Drive
Raleigh, North Carolina 27606

(electronically accepted)	By:
(Director Signature)

By accepting this Award, the Director hereby (i) acknowledges that a copy of the Plan and a copy of the Plan prospectus have been delivered to the Director and additional copies thereof are available upon request from the Company’s Equity Compensation Department and can also be accessed electronically, (ii) acknowledges receipt of a copy of this Cover Sheet, and Exhibit A and Appendix A thereto (collectively, the “Agreement”) and accepts the Award subject to all the terms and conditions of the Plan and the Agreement; (iii) represents that the Director has read and understands the Plan, the Plan prospectus and the Agreement, and (iv) acknowledges that there are tax consequences related to the Award and that the Director should consult a tax advisor to determine his or her actual tax consequences. The Director must accept this Award electronically, within thirty (30) days following notification of the grant, pursuant to the online acceptance procedure established by the Company; otherwise, the Company may, in its sole discretion, rescind the Award in its entirety.

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended

Director Deferred Stock Unit Agreement

Terms and Conditions

1.	Grant of Deferred Stock Units.

The Award is granted pursuant to and is subject to and governed by the Plan and the terms of this Agreement. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning as in the Plan. The Shares of Common Stock that are issuable after the Deferred Stock Units have been earned are referred to in this Agreement as “Shares.” The Deferred Stock Units shall be granted to the Participant without payment of consideration (other than continuing services).

2.	Deferred Stock Unit Account.

The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the Deferred Stock Units, each of which shall be deemed to be the equivalent of one Share.

Whenever any cash dividends are declared on the Shares, on the date such dividend is paid, the Company will credit to the Account of the Participant a number of additional Deferred Stock Units equal to the result of dividing (i) the product of the total number of Deferred Stock Units credited to the Participant’s Account on the record date for such dividend and the per share amount of such dividend by (ii) the Fair Market Value of one Share, on the date such dividend is paid by the Company to the holders of Shares. The Participant shall have no other rights as a shareholder with respect to the Shares underlying the Deferred Stock Units.

3.	Vesting.

All of the Deferred Stock Units shall initially be unvested. For so long as the Participant maintains continuous service to the Company as a Director throughout the period beginning on the Grant Date and ending on the vesting date set forth below, the Deferred Stock Units shall become vested according to the schedule set forth below, subject to Section 4 hereof:

Vesting Date	Number of Vested Deferred Stock Units

4.	Cessation of Service as Director.

If the Participant ceases to be a member of the Board of Directors of the Company for any reason, the Deferred Stock Units that are not vested on the date of such cessation of service will be forfeited, except as provided in Appendix A. The Participant shall have no further rights with respect to any Deferred Stock Units that are so forfeited.

5.	Payment of the Account.

The Company shall make a payment to the Participant in Shares as provided in Section 6 with respect to the number of vested Deferred Stock Units then credited to the Participant’s Account on the date previously elected by the Director, or if earlier, the Director’s death, disability (as defined in Section 409A of the Code (“Section 409A”)), cessation of service as a director, or upon a Change in Control (as defined in Appendix A) provided that such Change in Control is a permissible distribution event under Section 409A(a)(2)(A)(v) (the “Payment Date”).

6.	Form of Payment.

Payments pursuant to Section 5 shall be made in Shares equal to the number of vested Deferred Stock Units in the Participant’s Account on the Payment Date. Such payment shall be made as soon as practicable after the Payment Date. Such payment shall be made as soon as practicable, but not later than 90 days, after the Payment Date.

7.	Beneficiary.

In the event of the Participant’s death prior to payment of the vested Deferred Stock Units credited to the Participant’s Account, payment shall be made to the last person or persons designated by the Participant in writing prior to the Participant’s death (“Beneficiary”) or, if no such Beneficiary survives the Participant, such payment shall be made to the Participant’s estate.

8.	Source of Payments.

The Participant’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Participant has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on any required payment date.

9.	Restrictions on Transfer.

(a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Deferred Stock Units, either voluntarily or by operation of law. Any attempt to dispose of any Deferred Stock Units in contravention of the above restriction shall be null and void and without effect.

(b) The Company shall not be required (i) to transfer on its books any of the Deferred Stock Units which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such Deferred Stock Units any transferee to whom such Deferred Stock Units have been transferred in violation of any of the provisions contained herein.

10.	Adjustments for Capital Changes.

The Plan contains provisions covering the treatment of Deferred Stock Units in a number of contingencies such as stock split and mergers. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

11.	Change in Control.

Provisions regarding a Change in Control are set forth on Appendix A.

12.	Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail postage prepaid, return receipt requested, if to the Director, at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded by the Committee as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or other applicable rules, including, without limitation, the rules of the stock exchange on which the Shares are listed. If the Committee determines that the Award terms could result in adverse tax consequences to the Participant, the Committee may amend this Agreement without the consent of the Participant in order to minimize or eliminate such tax treatment.

(c) Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

(f) Participant’s Acceptance. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, receipt of this Deferred Stock Unit Agreement or Participant’s acquisition or sale of the underlying Shares. The Participant is urged to read this Agreement carefully and to consult with his or her own personal tax, legal and financial advisors regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Agreement, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Award and the provisions of the Plan, including as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award.

(g) Section 409A. This Agreement and the Deferred Stock Units are intended to comply with the requirements of Section 409A and shall be construed consistently therewith and shall be interpreted in a manner consistent with that intention. Terms defined in the Agreement shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. Notwithstanding any other provision of this Agreement, the Committee reserves the right, to the extent the Committee deems necessary or advisable, in its sole discretion, to unilaterally amend the Plan and/or this Agreement to ensure that all Deferred Stock Units are awarded and administered in a manner that complies with Section 409A. If and to the extent any portion of any payment, compensation or other benefit provided to the Participant in connection with termination of service is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant hereby agrees that he is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of separation from service (as determined under Section 409A (the “New Payment Date”)), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. Notwithstanding the foregoing, the Company, its Affiliates, Directors, Officers and Agents shall have no liability to the Participant, or any other party, if an Award that is intended to be compliant with Section 409A is not so compliant, or for any action taken by the Committee.

(h) Governing Law/Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Wake County, North Carolina, or the federal courts for the United States for the Tenth District of North Carolina, and no other courts, where this Award is made and/or to be performed.

(i) Administrator Authority. The Committee will have the power to interpret the Plan and this

Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Deferred Stock Units have been earned). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons.

APPENDIX A

In the event the Director has continuously served as a director through a Change in Control event, all of the Deferred Stock Units shall become vested and shall be paid in accordance with Sections 5 and 6.

For purposes of this Agreement, the following terms shall have the assigned meanings:

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii) below, or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.